UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

CHICO’S FAS, INC.
(Name of Registrant as Specified in Its Charter)

BARINGTON COMPANIES EQUITY PARTNERS, L.P.
BARINGTON COMPANIES INVESTORS, LLC
BARINGTON CAPITAL GROUP, L.P.
LNA CAPITAL CORP.
JAMES A. MITAROTONDA
HILCO, INC.
JOSEPH R. GROMEK
SMS CAPITAL, LLC
THOR ECM LLC
J.M. COHEN LONG-TERM INVESTMENT FUND, L.P.
JANET E. GROVE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Barington Capital Group, L.P., together with the other participants named herein (collectively, “Barington”), has filed a preliminary proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2016 annual meeting of stockholders of Chico’s FAS, Inc., a Florida corporation (the “Company” or “Chico's”).

James A. Mitarotonda, the Chairman and Chief Executive Officer of Barington Capital Group, L.P., stated in a June 2, 2016 telephone interview with WWD that he believes that all three concepts under the Company’s umbrella – Chico’s, White House Black Market and Soma - are good brands that have loyal customers.  He stated “These are loyal customers that Chico’s can have for 20 or 30 years, unlike the teen retailers where they have a customer for four or five years and then constantly have to go and get new ones.”   His quote was used in a June 3, 2016 story by Vicki Young entitled “Barington Outlines Plans to Improve Chico’s.”

Mr. Mitarotonda, in a June 2, 2016 letter to David F. Walker, the Chairman of the Board of the Company, questioned the decision of the Chico’s Board to nominate Ms. Bonnie R. Brooks for election as a director of the Company.  Ms. Brooks currently serves as the Vice Chair of Hudson’s Bay Company, a fashion retail group which owns and operates Saks Fifth Avenue and Lord and Taylor (USA) department stores.  Mr. Mitarotonda stated in the letter that “We also fail to understand the wisdom of adding Ms. Brooks as a director.  As you know, Hudson’s Bay Company owns and operates two sizable department store chains that directly compete with the Company: Saks Fifth Avenue and Lord and Taylor.  It appears to us that her service as a director would create a conflict of interest, if not a potential violation of the Clayton Antitrust Act.”

In response, on June 3, 2016, the Company issued the following statement:   “Neither Hudson's Bay Company nor any of the department stores within its portfolio, including Saks Fifth Avenue and Lord and Taylor (USA), are significant competitors to Chico's FAS or any of its brands.  The Company's estimate of its customers' apparel spend at these department stores is so small that it has traditionally not even appeared on the Company's market share analysis.”

In response to requests for comment from reporters, a Barington representative issued the following statement today: “We believe it is extremely disingenuous for the Company to imply that that Ms. Brooks would not have a conflict of interest if she served on the Chico’s board.   Hudson’s Bay Company’s department stores - including Saks Fifth Avenue and Lord and Taylor – directly compete with Chico’s three brands in virtually every product category.  The Company’s estimate of the apparel spend of its customers who have elected to shop at Chico’s rather one of these two department store chains, even if accurate, is irrelevant.  It is like Coke saying that Pepsi is not a competitor because based on its data so few Coke customers drink Pepsi.  Moreover, the Company itself, in its Form 10K filing with the Securities and Exchange Commission made this past March, states that ‘We compete with local, national and international department stores.’”

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Barington Capital Group, L.P., together with the other participants named herein (collectively, “Barington”), has filed a preliminary proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its nominees at the 2016 Annual Meeting of Stockholders of Chico’s FAS, Inc., a Florida corporation (the “Company”).

The participants in the proxy solicitation are: Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Capital Group, L.P., LNA Capital Corp., James A. Mitarotonda, Hilco, Inc., Joseph Gromek, SMS Capital, LLC, Thor ECM LLC and JM Cohen Long-Term Investment Fund, L.P, and Janet E. Grove.

BARINGTON STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION.  SUCH DEFINITIVE PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, STOCKHOLDERS MAY ALSO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WHEN FILED, WITHOUT CHARGE, BY CONTACTING BARINGTON’S PROXY SOLICITOR, OKAPI PARTNERS LLC, AT ITS TOLL-FREE NUMBER: (877) 566-1922 OR AT INFO@OKAPIPARTNERS.COM.

As of the close of business on June 3, 2016, Barington Companies Equity Partners, L.P. beneficially owned directly 1,735,129 shares of common stock, $0.01 par value (the “Common Stock”), of the Company, including 850,000 shares of Common Stock underlying certain call options that are exercisable within sixty (60) days hereof. As of the close of business on June 3, 2016, Hilco, Inc. owned directly 51,830 shares of Common Stock. As of the close of business on June 3, 2016, 51,830 shares of Common Stock were held in a certain account managed by Barington Companies Investors, LLC, on behalf of MSF Partners, LLLP (the “MSF Account”). As of the close of business on June 3, 2016, Thor ECM LLC owned directly 22,000 shares of Common Stock. As of the close of business on June 3, 2016, JM Cohen Long-Term Investment Fund, L.P. owned directly 40,000 shares of Common Stock. As of the close of business on June 3, 2016, SMS Capital, LLC owned directly 85,000 shares of Common Stock. As of the close of business on June 3, 2016, Joseph R. Gromek owned directly 41,819 shares of Common Stock. Barington Companies Investors, LLC, as the general partner of Barington Companies Equity Partners, L.P. and the investment advisor to the MSF Account, may be deemed the beneficial owner of an aggregate of 1,786,959 shares of Common Stock, consisting of 1,735,129 shares beneficially owned by Barington Companies Equity Partners, L.P. and 51,830 shares held in the MSF Account. Barington Capital Group, L.P., as the majority member of Barington Companies Investors, LLC, may be deemed the beneficial owner of an aggregate of 1,786,959 shares of Common Stock, consisting of 1,735,129 shares beneficially owned by Barington Companies Equity Partners, L.P. and 51,830 shares held in the MSF Account. LNA Capital Corp., as the general partner of Barington Capital Group, L.P., may be deemed the beneficial owner of an aggregate of 1,786,959 shares of Common Stock, consisting of 1,735,129 shares beneficially owned by Barington Companies Equity Partners, L.P. and 51,830 shares held in the MSF Account. Mr. Mitarotonda, as the sole stockholder and director of LNA Capital Corp., may be deemed the beneficial owner of an aggregate of 1,786,959 shares of Common Stock, consisting of 1,735,129 shares beneficially owned by Barington Companies Equity Partners, L.P. and 51,830 shares held in the MSF Account. Mr. Mitarotonda disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.  As of the close of business on June 3, 2016, Ms. Grove did not beneficially own any shares of Common Stock.